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                                                                    EXHIBIT 10.7

                                   AGREEMENT


       This Agreement is made as of April 19, 2001 (the "Agreement"), by and between TRANSIT GROUP, INC., a Florida corporation (the "Company"), T. WAYNE DAVIS ("Davis") and the ECD Trust (the "Trust") (Davis and the Trust are herein collectively referred to as the "Lead Investor").

                                  WITNESSETH:

       WHEREAS, Company desires to issue and sell to the Trust, and the Trust desires to purchase and accept from the Company, upon the terms and conditions hereinafter provided, 700,000 shares of Company's Series B Convertible Preferred Stock, no par value per share, the terms, preferences and limitations of which are set forth in the Certificate of Designations attached as Exhibit "A" hereto (the "Preferred Stock");

       WHEREAS, Company desires to issue to the Trust and the Trust desires to accept from Company, 400,000 shares of the Preferred Stock as a placement fee; and

       WHEREAS, the Company and Davis intend to enter into that certain Stock Purchase Agreement, dated as of April 19, 2001 (the "2001 Stock Purchase Agreement"), with Cynthia F. Turner, Philip R. Fulmer, Timothy A. Fulmer, Barbara B. Fulmer and Carroll A. Fulmer (collectively, the "Sellers").

       NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth and in order to induce the Lead Investor to accept the Preferred Stock and enter into the 2001 Stock Purchase Agreement, the parties hereto do hereby agree as follows.

       1.  Preferred Stock.

           (a) Subject to the terms and conditions set forth in this Agreement, the Trust herewith purchases from Company, and Company herewith issues and sells to the Trust a total of 700,000 shares of Preferred Stock, for an aggregate purchase price of $3,500,000, payable in full simultaneously herewith. The Company has herewith delivered to the Trust a certificate representing the Preferred Stock purchased by the Trust registered in such names and in such denominations as the Trust has requested against delivery by the Trust of the purchase price therefor by wire transfer of funds to the account of Company.

           (b) Subject to the terms and conditions set forth in this Agreement, the Company herewith issues to the Trust 400,000 shares of Preferred Stock as a placement fee for no additional cash consideration. The Company has herewith delivered to the Trust a certificate representing the Preferred Stock issued to the Trust by the Company registered in such names and in such denominations as the Trust has requested.

           (c) In connection with the transactions contemplated hereby, the Company shall deliver or cause to be delivered herewith such certificates or documents reasonably requested by the Lead Investor.



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     2.  Use of Proceeds.  Company shall use the proceeds of the sale of the
Preferred Stock to provide for its working capital, including repayment of revolving credit indebtedness.

     3.  Company's Representations and Warranties.

         (a) Except as set forth in the disclosure schedules as set forth on Exhibit "C" hereto, the Company hereby represents and warrants to the Lead Investor that the representations and warranties set forth in Exhibit "B" hereto are true and correct on the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof and such representations and warranties are hereby incorporated by reference herein. Solely for purposes hereof, the term "Convertible Preferred Stock" as used in such representations and warranties shall mean the Preferred Stock and the term "Closing Date" shall mean the date hereof.

         (b) The Company represents and warrants to the undersigned that the Private Placement Memorandum of the Company dated April 6, 2001, as supplemented April 12, 2001, including all attachments, schedules and appendices thereto, relating to the offering by the Company of up to 4,000,000 shares of its Series B Convertible Preferred Stock (collectively, the "Confidential Offering Memorandum"), or any statement, representation or warranty by the Company in any document entered into by the Company in connection with the issuance of the Preferred Stock to the Trust, does not contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, taken as a whole, not misleading.

     4.  Company's Covenants.  The Company covenants and agrees as follows:

         (a) The covenants set forth in Section 5.1 (other than 5.1(b)(i)) of the GE Agreement, as defined in Exhibit "B" hereto, are made a part hereof and are hereby incorporated by reference herein as if made on the date hereof. Solely for purposes hereof, all terms defined therein shall have the meanings defined in the GE Agreement, except the term "Purchaser" shall mean the Lead Investor and, for purposes other than the introductory paragraph of Section 5.1 thereof, the term "Convertible Preferred Stock" shall mean the Preferred Stock.

         (b) The Company will not replace or remove its current Chief Financial Officer without the concurrence of Davis.

         (c) The Company will deliver to Lead Investor within twenty (20) days of the end of each calendar month (i) a profit and loss statement, (ii) a balance sheet, (iii) a cash flow statement and (iv) a report on the aging of receivables with respect to each such month.

         (d) The Company shall cause its auditors to complete the audit of the financial statements for the Company's fiscal year ended December 31, 2000 no later than June 15, 2001.

         (e) The Company will deliver to Lead Investor, by April 30 of each year, audited financial statements for the fiscal year ending immediately prior to such date, certified by a nationally recognized accounting firm.

         (f) Davis shall have the exclusive right to appoint three (3) members of the Board of Directors of the Company (the "Board"). From and after the date of original issuance of the



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Preferred Stock, the total number of directors on the Board shall be no more than six (6), unless holders of the Series A Preferred Stock, no par value, of the Company, elect to exercise their right to appoint up to two (2) directors, in which case the total number of directors on the Board shall be six (6) plus such number of directors so appointed by such holders of Series A Preferred Stock.

         (g) If requested by Lead Investor, Company will deliver to Lead Investor such other information respecting the business, financial condition or prospects of the Company or any of its Subsidiaries (as such term is defined in the GE Agreement) as Lead Investor may from time to time reasonably request.

         (h) At the closing of the issuance of the Preferred Stock, the Company shall pay the amount of the Lead Investor's reasonable out-of-pocket expenses and reasonable fees and expenses of Lead Investor's counsel relating to this Agreement, the Amendment and Joinder to Amended and Restated Registration Rights Agreement between the Company and certain shareholders of the Company dated as of the date hereof, the Amendment to Stockholders' Agreement between the Company and certain shareholders of the Company dated as of the date hereof, and the 2001 Stock Purchase Agreement (the "Transaction Documents"). In addition, Company shall pay all reasonable out-of-pocket expenses of Lead Investor, including all legal expenses, in connection with (i) any amendment, modification or waiver, or consent with respect to, any of the Transaction Documents and (ii) any attempt to enforce any rights of Lead Investor against Company, any Subsidiary (as such term is defined in the GE Agreement) of Company or any other Person (as such term is defined in the GE Agreement), that may be obligated to the Lead Investor by virtue of any of the Transaction Documents (excluding the 2001 Stock Purchase Agreement, except as provided by Section 8(c) below) (including the reasonable fees and expenses of all of its counsel and consultants retained in connection with such Transaction Documents and the transactions contemplated thereby).

         (i) The Company shall be responsible for and pay the amount of any stamp, excise, documentation or similar tax on the stock certificates representing the Preferred Stock to be issued to the Lead Investor and any related documents.

     5. Restrictions on Transfer. The Lead Investor hereby acknowledges that the shares of Preferred Stock being sold hereby are "restricted securities" within the meaning of Rule 144 of the Securities Act and will be eligible for resale only if registered under the Securities Act or if all the requirements of Rule 144 are complied with fully at the time of the resale.

     6. Legends. Each certificate representing the Preferred Stock shall bear a legend substantially in the following form:

         "THE SERIES B CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SERIES B CONVERTIBLE PREFERRED STOCK. THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE



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         TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
         UNDER THE ACT OR AN EXEMPTION THEREFROM."

     7. Representations of the Trust. The Trust certifies that the information contained in the following is true and correct:

         (a) The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Preferred Stock, whose purchase is directed by a sophisticated person who is either alone or with a purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

         (b) The Trust hereby acknowledges receipt of the Confidential Offering Memorandum setting forth the relevant terms and conditions of this offering.

         (c) The Trust is aware that the Preferred Stock has not been registered, nor has the Company contemplated registration of the Preferred Stock, under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state, but are being offered pursuant to exemptions from the registration requirements of federal and state securities laws.

         (d) The Trust understands that no federal or state agency has recommended or endorsed the purchase of the Preferred Stock or passed upon the adequacy or accuracy of the information set forth in the Confidential Offering Memorandum or any other offering materials.

         (e) The Trust acknowledges that neither the Company nor any person acting on its behalf offered to sell the undersigned securities to the Trust by means of any form of general solicitation or advertising.

         (f) The Trust acknowledges that it has been advised to consult with its attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of investing in the Company. The Trust is aware that there can be no assurances regarding the federal, state, local or other tax consequences of an investment in the Company.

     8.  Survival; Indemnification.

         (a) Survival. All of the representations and warranties made by any party in this Agreement shall survive the purchase and sales of the Preferred Stock until the second anniversary of the date hereof; provided, however, that
(i) the representations and warranties of the Company under Section 4.10 of the Exhibit "B" shall survive until the fourth anniversary of the date hereof and
(ii) the representations and warranties of Company under Sections 4.13 and 4.19 of Exhibit "B" shall survive for their respective statutes of limitations.

         (b) Indemnification for Breach. The Company hereby agrees to indemnify and hold harmless the Lead Investor, its affiliates and trustees from and against all damages, costs (including without limitation attorneys' fees and expenses) and claims (including third-party claims) for any breach or violation by the Company of any representation, warranty, agreement or covenant set forth herein or contained in any certificate or document delivered pursuant hereto



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or arising out of any Environmental Law (as defined in the GE Agreement)
applicable to the Company or its subsidiaries. Notwithstanding anything to the contrary herein, the Company shall only be liable to the Lead Investor for losses resulting from a breach of representation or warranty (i) if the claim therefor is asserted in writing prior to the end of the applicable survival period as set forth in Section 8(a) hereof; (ii) which exceed an aggregate amount equal to $70,000 and only for such losses in excess thereof, and (iii) up to an aggregate amount of $2,100,000.

         (c) Indemnification for payments to Sellers. In addition to the indemnification set forth in Section 8(b) above, the Company covenants and agrees to indemnify and hold the Lead Investor and affiliates and trustees thereof harmless (including without limitation attorneys fees and expenses) from and against, and to reimburse Lead Investor for, any and all amounts paid by Lead Investor or affiliates or trustees thereof to the Sellers in the event that the Company fails to perform its obligations (including all or any part of the Purchase Price (as defined in the 2001 Stock Purchase Agreement) or interest accrued thereon) to the Sellers as set forth in the 2001 Stock Purchase Agreement. Such reimbursement shall be made by the Company within five (5) days after Lead Investor or affiliates or trustees thereof has paid any such amount.

     9. Payment. The Company has simultaneously with the execution hereof paid to the Lead Investor $225,118, such amount representing all amounts previously paid by Lead Investor to the Sellers or parties to the Reorganization Agreement as interest for the deferral of the exercise of Sellers' or such parties' redemption rights under the Reorganization Agreement (as such term is defined in the 2001 Stock Purchase Agreement) and that certain Stock Purchase Agreement dated as of August 29, 1997 among the Lead Investor and the other signatories thereto, plus an additional amount of $121,217 representing the effect of Lead Investor's marginal tax rate.

     10. Sale of Shares to Satisfy Put Obligation. Following the initial issuance of the Preferred Stock, the Company will, at its expense, engage the services of an investment banker to undertake to sell such number of shares of the Company in a private transaction to receive net cash consideration of an amount equal to the Company's remaining put obligation under the 2001 Stock Purchase Agreement and use such consideration to pay such remaining put obligation. In the event that the Company does not do so or such net cash consideration is less than such remaining put obligation, then the Company will, at its expense, engage the services of an investment banker to undertake to sell such number of shares of stock ownership in the Company of the Lead Investor or any affiliate thereof in a private transaction so the net proceeds of such transaction will be at least equal to the then amount that the Sellers have not released the Lead Investor. Such net proceeds will be for the Lead Investor's (or such affiliate's) account.

     11. Notices. All notices, requests, demands or other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

         (a) if to the Company, mail to the attention of:


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                Transit Group, Inc.
                Overlook III
                2859 Paces Ferry Road
                Atlanta, GA 30339

          (b)   if to Lead Investor, mail to the attention of:

                T. Wayne Davis
                1910 San Marco Boulevard
                Jacksonville, FL 32207

                with a copy to:

                LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                50 N. Laura Street, Suite 2800
                Jacksonville, FL  32202
                (904) 354-8000
                Attn:  Duncan Mitchell, Esq.


     12. Headings. Headings of the sections in this Agreement are for reference only and shall not be deemed to have any substantive effect.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

     14. Successors and Assigns; Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company.

     15. Remedies. Lead Investor, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees in addition to any other available remedy.

     16. Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Agreement shall not be in any way impaired.

     17. Publicity. Neither Company nor Lead Investor shall issue any press release or make any public disclosure regarding the transactions contemplated hereby unless such press release or


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public disclosure is approved by the other party in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by law.

     18. Entire Agreement. This Agreement, the exhibits and schedules hereto and the Transaction Documents between Company and Lead Investor represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written.

     19. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida without regard to the principles thereof relating to conflict of laws. Each of the parties hereby submits to personal jurisdiction and waives any objection as to venue in the federal or state courts located in the County of Duval, State of Florida. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 11 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

     20. Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

     21. Amendment. No amendment or waiver of any provision of this Agreement or any other Transaction Document nor consent to any departure by Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Company and the Lead Investor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.


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IN WITNESS WHEREOF, the Company and Lead Investor have caused this Agreement to be duly executed in their respective names, as of the date first written above.

                                       TRANSIT GROUP, INC.

                                       By:  /s/ Philip A. Belyew
                                            -----------------------------------
                                            Philip A. Belyew, President and CEO



                                            /s/ T. Wayne Davis
                                            -----------------------------------
                                            T. Wayne Davis

                                       ECD TRUST

                                       By:  /s/ T. Wayne Davis
                                            -----------------------------------
                                            T. Wayne Davis, Trustee